EXHIBIT 21.1
                                                                    ------------

                  SUBSIDIARIES OF GABELLI ASSET MANAGEMENT INC.
                  ---------------------------------------------

     The following table lists the direct and indirect subsidiaries of Gabelli Asset Management Inc. (the "Company"). In accordance with Item 601 (21) of Regulation S-K, the omitted subsidiaries considered in the aggregate as a single subsidiary would not constitute a "significant subsidiary" as defined under Rule 1-02(w) of Regulation S-X.

                                                               Jurisdiction of
                                                               Incorporation or
    Name                                                       Organization
    ----                                                       ------------

    Gabelli Funds, LLC                                         New York
    (100%-owned by the Company)

    GAMCO Investors, Inc.                                      New York
    (100%-owned by the Company)

    Gabelli Fixed Income, Inc.                                 New York
    (100%-owned by the Company)

    Gabelli Asset Management (UK) Limited                      United Kingdom
    (100%-owned by the Company)

    Gabelli Securities, Inc.                                   Delaware
    (92.1%-owned by the Company)

    Gabelli Advisers, Inc.                                     Delaware
    (41.8%-owned by the Company)

    Gabelli & Company, Inc.                                    New York
    (100%-owned by Gabelli Securities, Inc.)

    Gabelli Direct, Inc.                                       Delaware
    (100%-owned by Gabelli Securities, Inc.)

    Gabelli & Partners LLC                                     Delaware
    (100%-owned by Gabelli Securities, Inc.)

    Gabelli Fixed Income L.L.C.                                Delaware
    (80.1%-owned by Gabelli Fixed Income, Inc.)

    Gabelli Fixed Income Distributors, Inc.                    Delaware
    (100%-owned by Gabelli Fixed Income L.L.C.)